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                                   EXHIBIT 99



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                            MONTEREY BAY BANCORP, INC.
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                              FOR IMMEDIATE RELEASE
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               MONTEREY BAY BANCORP, INC. ANNOUNCES CASH DIVIDEND


Contact:          Marshall G. Delk
                  President and Chief Operating Officer
                  Monterey Bay Bancorp, Inc.

Watsonville, California
NASDAQ Trading Symbol: MBBC


July 19, 1996

     The Board of Directors of Monterey Bay Bancorp, Inc. today announced a first semi- annual cash dividend of $0.05 per share to stockholders of record on August 1, 1996. Payment of the cash dividend will be made on August 15, 1996.

     Common Stock of Monterey Bay Bancorp, Inc. is listed on the NASDAQ National Market under the symbol "MBBC."

     Monterey Bay Bancorp, Inc. acquired all of the outstanding capital stock of Watsonville Federal Savings and Loan Association upon its conversion from a federally chartered mutual savings association to a federally chartered stock savings association on February 14, 1995.

     The Company and the Association are headquartered in Watsonville, California. The Association operates through its administrative office in Watsonville, six (6) full services branches and one (1) real estate loan office located in Salinas, California. The Association's deposits are insured by the Federal Deposit Insurance Corporation.